EXHIBIT 32.2

Certification of the Chief Financial Officer Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

I, Daniel Snyder, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that the Annual Report of Kenilworth Systems Corporation on Form 10-K for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Kenilworth Systems Corporation.

By:	/s/ Daniel Snyder
Name:	Daniel Snyder
Title:	Director, Treasurer and Chief Financial Officer
Date:	August 11, 2021